AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1999

                                                      REGISTRATION NO. 333-82409
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ------------------------------------------

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                        6162                   13-4066303
(State or Other Jurisdiction (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or       Classification Code Number) Identification Number)
       Organization)

                   ------------------------------------------

                     12 EAST 49TH STREET, NEW YORK, NY 10017
                                 (212) 755-8600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                   ------------------------------------------

                                 MICHAEL STRAUSS
                                    PRESIDENT
                             AMERICAN HOME MORTGAGE
                               12 East 49TH STREET
                               NEW YORK, NY 10017
                                 (212) 755-8600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                   ------------------------------------------

                                   COPIES TO:

           LOUIS J. BEVILACQUA, ESQ.            HOWARD B. ADLER, ESQ.
         CADWALADER, WICKERSHAM & TAFT       GIBSON, DUNN & CRUTCHER LLP
                100 MAIDEN LANE             1050 CONNECTICUT AVENUE, N.W.
              NEW YORK, NY 10038                WASHINGTON, D.C. 20036
                (212) 504-6000                      (202) 955-8500

                            ------------------------

        Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)     EXHIBITS:

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.      Description
1.1*             Form of Underwriting Agreement.
3.1*             Form of Amended and Restated  Certificate of  Incorporation  of
                 the Registrant.
3.2*             Form of Amended and Restated Bylaws of the Registrant.
4.1              Reference is hereby made to Exhibits 3.1 and 3.2.
4.2*             Specimen Certificate for the Registrant's Common Stock.
5.1*             Opinion of Cadwalader,  Wickersham & Taft,  special  counsel to the Registrant.
10.1*            Employment Agreement, dated as of               , 1999, between
                 American Home Mortgage Corp. and Michael Strauss.
10.2**           Employment  Agreement,  dated as of January  6,  1989,  between
                 American Home Mortgage Corp. and Leonard Schoen, Jr.
10.3**           Employment  Agreement,  dated as of  April  14,  1999,  between
                 American Home Mortgage Corp. and Nicholas P. Rizzetta.
10.4**           Employment  Agreement,  dated  as of  April  3,  1997,  between
                 American Home Mortgage Corp. and Robert Burke.
10.5**           Employment  Agreement,  dated  as of  March  9,  1998,  between
                 American Home Mortgage Corp. and James P. O'Reilly.
10.6**           Employment  Agreement,  dated as of December 10, 1998,  between
                 American Home Mortgage Corp. and Ron Taylor.
10.7*            1999 Omnibus Stock Option Plan
10.8**           Sublease,  dated as of February 15, 1996, between Credit Suisse
                 First  Boston  Corporation  and Michael  Strauss,  Inc.,  d/b/a
                 American Home Mortgage.
10.9**           Sublease,  dated  as of  December  17,  1997,  between  Suntory
                 International  Corp. and Michael Strauss,  Inc., d/b/a American
                 Home Mortgage.
10.10**          Mortgage  Warehousing Loan and Security Agreement,  dated as of
                 December 8, 1998, between First Union National Bank and Michael
                 Strauss, Inc., d/b/a American Home Mortgage.
10.11**          Software Licensing Agreement, dated as of July 7, 1999, between
                 American Home Mortgage Corp. and James P. O'Reilly.
10.12*           Warrant  Agreement, dated as of July   , 1999, between American
                 Home Mortgage Holdings, Inc. and Friedman,  Billings,  Ramsey &
                 Co., Inc.
10.13*           Lock-Up  Agreement, dated as of July   , 1999, between American
                 Home Mortgage Holdings, Inc. and Friedman,  Billings,  Ramsey &
                 Co., Inc.
10.14*           Lock-Up  Agreement, dated as of July   , 1999, between  Michael
                 Strauss and Friedman, Billings, Ramsey & Co., Inc.
10.15**          Loan  Purchase  Agreement,  dated as of July 8,  1996,  between
                 Michael  Strauss,  Inc.,  d/b/a  American  Home  Mortgage,  and
                 Norwest Funding, Inc.
10.16**          Origination  and  Sales  Agreement,  dated as of July 8,  1994, between  American  Home  Mortgage  Corp.  and  Chase  Manhattan
                 Mortgage Corporation.
10.17*           Loan Sales Agreement  between  American Home Mortgage Corp. and
                 Columbia Federal Savings Bank.
10.18**          Master Agreement for the Sale and Purchase of Mortgages,  dated as of April 19, 1994,  between Astoria Federal Savings and Loan
                 Association  and Michael  Strauss,  Inc.,  d/b/a  American Home
                 Mortgage.
10.19**          Mortgage Loan Purchase and Sale Operating  Agreement,  dated as
                 of  February  1996,  between   Independence  Savings  Bank  and
                 American Home Mortgage, Inc.

10.20**          Correspondent Origination and Sale Agreement, dated as of April
                 25, 1997, between Dime Mortgage Inc., and Michael Strauss, Inc.
                 d/b/a American Home Mortgage.
21.1**           Subsidiaries of American Home Mortgage Holdings, Inc.
23.1++           Consent of Deloitte & Touche LLP
23.2*            Consent of  Cadwalader,  Wickersham & Taft (included in Exhibit
                 5.1).
24.1**           Power  of  Attorney   (included  on   signature   page  to  the
                 Registration Statement).
27.1**           Financial Data Schedule.

---------------
*   To be filed by amendment.
**  Previously filed.
++  Filed herewith.

(B)     FINANCIAL STATEMENT SCHEDULES:

        All schedules have been omitted because the information required to be set forth in those schedules is not applicable or is shown in the combined financial statements or notes thereto.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 9, 1999.

                                   AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                   By:  /s/ MICHAEL STRAUSS
                                      ----------------------------------------
                                   Name:  Michael Strauss
                                   Title:  President and Chief Executive Officer




        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on July 9, 1999:




                SIGNATURE                              TITLE
        ------------------------     ------------------------------------------

        /s/ MICHAEL STRAUSS          Chairman of the Board, President and Chief
        ------------------------                 Executive Officer
           Michael Strauss


                   *                          Chief Financial Officer
        ------------------------
        Nicholas P. Rizzetta


        *BY: /s/ MICHAEL STRAUSS
             -------------------
             Michael Strauss
             Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.      Description
1.1*             Form of Underwriting Agreement.
3.1*             Form of Amended and Restated  Certificate of  Incorporation  of
                 the Registrant.
3.2*             Form of Amended and Restated Bylaws of the Registrant.
4.1              Reference is hereby made to Exhibits 3.1 and 3.2.
4.2*             Specimen Certificate for the Registrant's Common Stock.
5.1*             Opinion of Cadwalader,  Wickersham & Taft,  special  counsel to the Registrant.
10.1*            Employment Agreement, dated as of                ,1999, between
                 American Home Mortgage Corp. and Michael Strauss.
10.2**           Employment  Agreement,  dated as of January  6,  1989,  between
                 American Home Mortgage Corp. and Leonard Schoen, Jr.
10.3**           Employment  Agreement,  dated as of  April  14,  1999,  between
                 American Home Mortgage Corp. and Nicholas P. Rizzetta.
10.4**           Employment  Agreement,  dated  as of  April  3,  1997,  between
                 American Home Mortgage Corp. and Robert Burke.
10.5**           Employment  Agreement,  dated  as of  March  9,  1998,  between
                 American Home Mortgage Corp. and James P. O'Reilly.
10.6**           Employment  Agreement,  dated as of December 10, 1998,  between
                 American Home Mortgage Corp. and Ron Taylor.
10.7*            1999 Omnibus Stock Option Plan
10.8**           Sublease,  dated as of February 15, 1996, between Credit Suisse
                 First  Boston  Corporation  and Michael  Strauss,  Inc.,  d/b/a
                 American Home Mortgage.
10.9**           Sublease,  dated  as of  December  17,  1997,  between  Suntory
                 International  Corp. and Michael Strauss,  Inc., d/b/a American
                 Home Mortgage.
10.10**          Mortgage  Warehousing Loan and Security Agreement,  dated as of
                 December 8, 1998, between First Union National Bank and Michael
                 Strauss, Inc., d/b/a American Home Mortgage.
10.11**          Software Licensing Agreement, dated as of July 7, 1999, between
                 American Home Mortgage Corp. and James P. O'Reilly.
10.12*           Warrant  Agreement, dated as of July   , 1999, between American
                 Home Mortgage Holdings, Inc. and Friedman,  Billings,  Ramsey &
                 Co., Inc.
10.13*           Lock-Up  Agreement, dated as of July   , 1999, between American
                 Home Mortgage Holdings, Inc. and Friedman,  Billings,  Ramsey &
                 Co., Inc.
10.14*           Lock-Up  Agreement, dated as of July   , 1999, between  Michael
                 Strauss and Friedman, Billings, Ramsey & Co., Inc.
10.15**          Loan  Purchase  Agreement,  dated as of July 8,  1996,  between
                 Michael  Strauss,  Inc.,  d/b/a  American  Home  Mortgage,  and
                 Norwest Funding, Inc.
10.16**          Origination  and  Sales  Agreement,  dated as of July 8,  1994, between  American  Home  Mortgage  Corp.  and  Chase  Manhattan
                 Mortgage Corporation.
10.17*           Loan Sales Agreement  between  American Home Mortgage Corp. and
                 Columbia Federal Savings Bank.
10.18**          Master Agreement for the Sale and Purchase of Mortgages,  dated as of April 19, 1994,  between Astoria Federal Savings and Loan
                 Association  and Michael  Strauss,  Inc.,  d/b/a  American Home
                 Mortgage.
10.19**          Mortgage Loan Purchase and Sale Operating  Agreement,  dated as
                 of  February  1996,  between   Independence  Savings  Bank  and
                 American Home Mortgage, Inc.
10.20**          Correspondent  Origination  and  Sales  Agreement,  dated as of
                 April  25,  1997,  between  Dime  Mortgage  Inc.,  and  Michael
                 Strauss, Inc. d/b/a American Home Mortgage.
21.1**           Subsidiaries of American Home Mortgage Holdings, Inc.
23.1++           Consent of Deloitte & Touche LLP
23.2*            Consent of  Cadwalader,  Wickersham & Taft (included in Exhibit
                 5.1).
24.1**           Power  of  Attorney   (included  on   signature   page  to  the
                 Registration Statement).
27.1**           Financial Data Schedule.

---------------
*   To be filed by amendment.
**  Previously filed.
++  Filed herewith.